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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K


                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)                 August 11, 1999
                                                                ----------------

                               Prime Retail, Inc.
             (Exact name of registrant as specified in its charter)


      Maryland                 001-13301                       38-2559212
----------------------------   ---------            ----------------------------
(State of other jurisdiction   (Commission File              (IRS Employer
      incorporation)               Number)                  Identification No.)


100 East Pratt Street
Nineteenth Floor, Baltimore, Maryland                             21202
----------------------------------------            ----------------------------
(Address of Principal Executive Offices)                      (Zip Code)



Registrant's telephone number, including area code             (410) 234-0782

                                   No Change
          (Former name or former address, if changed since last report)

================================================================================
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                               PRIME RETAIL, INC.



ITEM 5:  Other Events

     On August 6, 1999, the Company entered into a definitive agreement to sell three factory outlet centers, including two future expansions, to a new joint venture (the "Venture") between an affiliate of Estein & Associates USA, Ltd. ("Estein") and the Company. The total purchase price for the three centers, including the two expansions, is $274,000,000. The purchase price includes an $8,000,000 payment to the Company for a ten-year covenant-not-to-compete and a $6,000,000 payment to the Company for a ten-year licensing agreement with the Venture to continue the use of the "Prime Outlets" brand name.

     The Venture expects to close on the three centers and two expansions in accordance with the following schedule:

--------------------------------------------------------------------------------
Expected
Closing
 Date           Center                                                 GLA
--------------------------------------------------------------------------------
11/18/99        Prime Outlets at Birch Run                            724,000
 2/15/00        Prime Outlets at Williamsburg                         274,000
 4/15/00        Prime Outlets at Hagerstown                           321,000
 4/15/00        Prime Outlets at Hagerstown (Phase III)               162,000
 9/30/00        Prime Outlets at Williamsburg (Phase II)               70,000
                                                                    ---------
                           TOTAL                                    1,551,000

================================================================================


     The Venture expects to purchase the three outlet centers and two expansions subject to $151,500,000 of new first mortgage indebtedness, including a $64,500,000 "wrap-around" first mortgage to be provided by the Company on the Birch Run center. The balance of the purchase price ($122,500,000) is expected to be funded 70% by Estein in cash ($85,750,000) and 30% by the Company ($36,750,000) in the form of a credit to its capital account. All of the first mortgage debt is expected to be for a ten-year term at a fixed interest rate of 7.75%, requiring monthly payments of principal and interest pursuant to a 25-year amortization schedule.

     The Company expects to realize an aggregate of approximately $78,000,000 of cash proceeds, net of (i) all closing costs, (ii) the cost of completing the expansions, and (iii) the Company's approximate $10,000,000 net investment in the "wrap-around" first mortgage being provided on the Birch Run center. Prior to the closing, the Company expects to receive an additional $10,000,000 of net proceeds from the refinancing of the existing Williamsburg center.


ITEM 7:  Financial Statements and Exhibits

Number (c)                 Exhibits

10.1 Purchase and Sale Agreement, dated as of August 6, 1999, among The Prime Outlets at Birch Run, L.L.C., The Prime Outlets at Williamsburg, L.L.C., and Outlet Village of Hagerstown Limited Partnership and Welp Triple Outlet, L.C.

99.1 Press Release dated August 11, 1999



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                               PRIME RETAIL, INC.
                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                              Prime Retail, Inc.
                                                                (Registrant)

Dated: August 18, 1999


                                               By: /s/ Robert P. Mulreaney
                                               Name:   Robert P. Mulreaney
                                               Title:  Executive Vice President,
                                                       Chief Financial Officer
                                                       and Treasurer
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                                  EXHIBIT INDEX

Exhibit
Number                     Description

10.1 Purchase and Sale Agreement, dated as of August 6, 1999, among The Prime Outlets at Birch Run, L.L.C., The Prime Outlets at Williamsburg, L.L.C., and Outlet Village of Hagerstown Limited Partnership and Welp Triple Outlet, L.C.

99.1 Press Release dated August 11, 1999